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                                                                EXHIBIT - 10.5.1

                                  AMENDMENT TO
                      LICENSE AND DESIGN SERVICES AGREEMENT


         THIS AMENDED MOSSIMO LICENSE AND DESIGN SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 1 day of February, 2002, and supercedes the Agreement made and entered into as of the _____ day of __________, 2000 (the "Effective Date"), by and between MOSSIMO, INC., a Delaware corporation ("Mossimo") and TARGET STORES, a division of Target Corporation, a Minnesota corporation ("Target"). All of the terms and conditions contained in the Agreement shall remain in full force and effect except as expressly amended herein as follows:

1. All references to "Licensor" shall be amended to read "Mossimo, Inc." or "Mossimo". All references to "Licensee" shall be amended to read "Target".

2. All references to "Royalty" or "Royalties" shall be amended to read "Fee" or "Fees".

3. Paragraph B of the Agreement shall be amended to read as follows:

         "B. Mossimo also has the right, power and authority to cause Mossimo G. Giannulli ("Giannulli"), an employee, officer and shareholder of Mossimo, to perform in the manner provided herein in connection with the foregoing licenses."

4. A new Paragraph C of the Agreement shall be added to this Agreement, such Paragraph to read as follows:

         "C. Mossimo also has the right, power and authority to provide Target with unique design, development and marketing services in connection therewith."

5. Paragraph C shall now be Paragraph D.

6. Paragraph D shall now be Paragraph E.

7. Section 1, "Existing Licensee" shall be amended to read as follows:

         "1.      DEFINITIONS.
                  "Existing Licensee" means the licensees of the Trademarks in the Territory under license agreements outstanding as of the Effective Date and identified on Exhibit F hereto."



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8. Section 3.4 shall now be Section 2.3. The title and the first sentence shall be amended to read as follows:

         "Section 2.3 ENHANCEMENT OF THE INTANGIBLE VALUE OF LICENSE. As part of the foregoing license grant, Mossimo shall cause Giannulli, and such of Mossimo's employees, as Mossimo deems appropriate, to attend and participate in a reasonable number of business meetings, internal Target meetings, planning sessions, strategy meetings and any other meetings related to the planning, development or promotion of the Exclusive Merchandise, regardless of location, as requested by Target."

9. Section 3.5 shall now be Section 2.4 EXCLUSIVE RIGHT.

10. Section 3.6 shall now be Section 2.5 MOSSIMO IDENTIFICATION. The following shall be added to the beginning of the Section: "As part of the foregoing license grant,..."

11. Section 3.7 shall now be Section 2.6 GIANNULLI AVAILABILITY. The following shall be added to the beginning of the Section: "As part of the foregoing license grant, and subject..." Furthermore, all references in Section 2.6 to "Services" shall be amended to read as "services".

12. Section 3.8 shall now be Section 2.7 PERPETUAL RIGHT TO USE.

13. The beginning sentence in Section 3.1 shall be amended to read as follows:

         "SECTION 3.1 Mossimo shall provide Target with design, development and marketing services in connection with the Merchandise, including but not limited to, the following (collectively, the "Services"):"

         Subsection (c) of Section 3.1 shall be amended to read as follows:

         "(c) designing and developing packaging for the Merchandise;"

         Subsection (e) of Section 3.1 shall be amended to read as follows:

         "(e) upon request, working with Target vendor resources in the manufacturing process for the purpose of achieving conformance with Giannulli's design concepts;"

14. Section 3.2 shall be amended to read as follows:

         SECTION 3.2 In order to meet its obligations, and commitments hereunder, Mossimo shall maintain, during the Term and at its own expense, a design team based in the Los Angeles area properly staffed and equipped as Mossimo and Target mutually agree is reasonably required for Mossimo to meet its obligations




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         and commitments hereunder. The design team shall consist of full-time employees with proper experience and expertise in design and design-related fields."

15. The reference to "Section 5" in Section 3.3 shall be amended to read "Section 5.2". The words "in part" are to be removed from Section 3.3.

16. The words "shall commence" in Section 4.1 shall be replaced with commenced". The "date first set forth above" shall be replaced with "Effective Date".

17. The words "shall consist" in Section 4.2 shall be replaced with "consisted". The "date first set forth above" shall be replaced with "Effective Date".

18. This first sentence in Section 5.1 shall be amended to read as follows:

         "SECTION 5.1 ROYALTY. During the Term, in consideration of the license grant pursuant to Section 2, Target shall pay to Mossimo as a royalty an amount equal to fifty-five percent (55%) of the greater of (a) the Annual Guaranteed Minimum Fee applicable to such Contract Year; or (b) the applicable percentage of Net Sales for such Contract Year based on The following schedule (the "Fee"):"

19. A new Section 5.2 shall be added to the Agreement, such Section to read as follows:

         "SECTION 5.2 DESIGN SERVICE FEES. During the Term, in consideration of design Services provided by Mossimo pursuant to Section 3, Target shall pay to Mossimo as a design Services fee an amount equal to forty-five (45%) of the greater of (a) the Annual Guaranteed Minimum Fee applicable to such Contract Year; or (b) the Fee."

20. Section 5.2 shall now be Section 5.3.

21. Section 5.3 shall now be Section 5.4. All references to "Section 5.1" in
Section 5.4 shall now read as "Sections 5.1 and 5.2".

22. Section 5.4 shall now be Section 5.5.

23. Section 9.1(a) shall be amended to read as follows:

         "SECTION 9.1(a) Mossimo is free to enter into this Agreement to grant the rights herein granted, and to provide services herein described without violating the rights of any third party, and is not subject to any obligation or disability which will or might hinder or prevent the full completion and performance by Mossimo of all the covenants and conditions to be kept and performed by Mossimo hereunder;"




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24. The reference to "Section 3.8" in Section 10.4(c) shall now read as
"Section 2.7".

25. All references to "Services" in Section 12 shall be amended to read as "services".

26. The word "Liability" in the first sentence of Section 14.3 shall be amended to read as "liability".

27. Mossimo's address in Section 16.1 shall be amended to read as follows:

     "If to Mossimo:               Mossimo, Inc.
                                   2016 Broadway
                                   Santa Monica, CA 90404
                                   Attn: Chief Executive Officer"



         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date above written.



TARGET STORES                                MOSSIMO, INC.


By: /s/ Trish Adams                          By: /s/ Mossimo Giannulli
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Name:                                        Name:
Title:                                       Title: